UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 24, 2009 (September 23, 2009)

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 23, 2009, Jackson Hewitt Tax Service Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement, dated June 24, 2004, by and between the Company and American Stock Transfer & Trust Company (as successor to The Bank of New York) as Rights Agent (the “Rights Agreement”).

The Amendment changes the final expiration date of the Series A Junior Participating Preferred Stock purchase rights (the “Rights”) issued pursuant to the Rights Agreement from June 24, 2014, to September 28, 2009. Accordingly, the Rights will expire at the close of business on September 28, 2009, and the Rights Agreement will terminate and be of no further force and effect. The Rights will be de-listed from the New York Stock Exchange and de-registered under the Securities Exchange Act of 1934, as amended. A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 1.02.

ITEM 3.03	MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Daniel P. O’Brien
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: September 24, 2009

JACKSON HEWITT TAX SERVICE INC.

CURRENT REPORT ON FORM 8-K

Report Dated September 24, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Amendment, dated as of September 23, 2009, to Rights Agreement, dated as of June 24, 2004, between Jackson Hewitt Tax Service Inc. and American Stock Transfer & Trust Company (as successor to The Bank of New York) as Rights Agent

4